NOKIA CONFLICT MINERALS REPORT FOR 2023
May 30, 2024
Introduction

Based on our reasonable country of origin inquiry, Nokia has reason to believe that certain of the Conflict Minerals1 necessary to the functionality or production of our products may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not have come from recycled or scrap sources. Accordingly, Nokia undertook due diligence measures on the source and chain of custody of these Conflict Minerals. In the design of our due diligence processes we have conformed to the internationally recognized due diligence framework provided by OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2016) (the “OECD Due Diligence Guidance”). The details of this alignment of our conflict minerals due diligence process with the OECD Due Diligence Guidance are provided in Table 1 below.

Table 1. OECD Due Diligence Guidance & related Nokia Due Diligence actions

OECD Due Diligence Guidance	Nokia Due Diligence Action
STEP 1. Establish strong company management systems
Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. This policy should incorporate the standards against which due diligence is to be conducted, consistent with the standards set forth in the model supply chain policy in Annex II of OECD Due Diligence Guidance.

Nokia has a policy which describes its respective commitment to conflict-free sourcing globally, including responsible and conflict-free sourcing through legitimate trade from conflict-affected and high-risk areas and measures taken to reach that goal (referred to herein as the “Nokia Responsible Minerals Policy” or the “Policy”). It also sets out a commitment to identify, assess, mitigate, and respond to risks.

Nokia Responsible Minerals Policy (formerly Nokia Conflict Minerals Policy) has been communicated to suppliers when first released and thereafter in conjunction with the annual supply chain responsible minerals sourcing inquiry and related webinars.

The Nokia Responsible Minerals Policy is reviewed regularly and is publicly available on our website:

https://www.nokia.com/about-us/investors/corporate-governance/policies/

Structure internal management systems to support supply chain due diligence.
In order to support and oversee the implementation of the Policy, Nokia has set up a cross-functional Responsible Minerals Working Group that includes members with necessary competence from sourcing, ESG, and legal teams.

1 Columbite-tantalite (coltan) (or its derivative tantalum), cassiterite (or its derivative tin), gold and wolframite (or its derivative tungsten).

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The supply chain inquiry is carried out through the internal responsible minerals sourcing deployment team in cooperation with a global network of sourcing managers, and the results are periodically reviewed with Sourcing and Quality leadership (Supply Quality Monthly Business Reviews) and Sustainability Council (cross-functional committee for sustainability governance composed of group ESG management and senior leaders from business units).

Establish a system of controls and transparency over the mineral supply chain. This includes a chain of custody or a traceability system or the identification of upstream actors in the supply chain. This may be implemented through participation in industry-driven programs.

Nokia’s system of controls and transparency is a combination of internal activities, work with direct suppliers and reliance on joint industry programs such as the Responsible Minerals Initiative (the “RMI”). As an RMI member company, Nokia is familiar with the rigor and development of the audit protocol that led to the RMI Responsible Minerals Assurance Process in accordance with an internationally accepted standard: OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition. Furthermore, the mutual recognition between the RMI Responsible Minerals Assurance Process audit and the Responsible Jewellery Council’s Chain of Custody certification and London Bullion Market Association’s Responsible Gold Programme establish these programs as internationally accepted industry standards.

Nokia starts its reasonable country of origin inquiry by a scoping of its suppliers, for which the product data management system and spend data is used to determine which of the suppliers are relevant for the responsible minerals supply chain inquiry.

In order to identify the smelters and refiners in our supply chain and country of origin data, Nokia conducts a supply chain survey using the RMI conflict minerals reporting template and reviews gathered information against that provided by RMI and its Responsible Minerals Assurance Process (“RMAP”).

RMI publishes the Conformant Smelter and Refiner lists which represent the smelters and refiners that have successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. The assessment evaluates the auditee’s due diligence systems and processes to conform with the RMAP standards. This assessment is done by an independent third-party audit. RMI also provides country of origin data for members, which has been aggregated due to confidential business information concerns (which conforms to the OECD Guidance specified in Step 5). This is reasonable because the country of the material’s origin is thoroughly examined in the audit process, even if the origin’s more specific location is not published. Therefore, reliance on the aggregated country list constitutes a reasonable inquiry into the material’s country of origin. The data on which we rely for certain statements in this conflict minerals report is obtained through our membership in the RMI.

In addition to RMI sources Nokia also conducts independent research into country of origin information for the smelters that are not yet part of RMI RMAP audit process or dropped their Conformant status.

To help to address risks beyond those associated with conflict, such as social, environmental and human rights risks, smelters are also requested to participate and update Risk Readiness Assessment of the RMI.

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Strengthen company engagement with suppliers. A conflict minerals policy should be incorporated into contracts and/or agreements with suppliers. Where possible, assist suppliers in building capacities with a view to improving due diligence performance.

Nokia’s approach is to establish long-term relationships with suppliers, seek sustainable solutions, and work with suppliers to drive improvements. Nokia has incorporated the principles outlined in the Policy into Nokia Supplier Requirements which are part of the Quality appendix to standard supplier agreements. Nokia reserves the right to assess its suppliers against its supplier requirements.

Nokia provides support for suppliers in the form of detailed feedback on their conflict minerals reporting template, and corrective action plans are agreed as necessary. Nokia also encourages suppliers to participate in and support multi stakeholder forums and conflict-free sourcing initiatives. Nokia has also conducted dedicated information-sharing live webinar sessions and one-to-one sessions with suppliers to further explain our responsible minerals requirements and risk mitigation.

Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.
Concerns and violations of the Policy can be reported to Nokia through our official grievance channels:
Email:  ethics@nokia.com
Online: https://nokiacms.i-sight.com/portal
Phone: https://nokiacms.i-sight.com/portal/dialing-instructions

Suppliers and other external parties are encouraged to contact their regular sourcing channel or Conflict-Free Sourcing team email (conflict_free_sourcing.team@nokia.com) if they wish to seek guidance on the application of the Policy approach, or if they wish to report suspected abuse. They, and other external stakeholders, may also report problems or concerns to the Nokia ethics alert line. At the industry level, grievances can also be reported to RMI’s Grievance Channel at:
http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/. Nokia receives a periodic overview of the grievance received by RMI and considers this under risk management. In 2023, there were four grievances reported via RMI Grievance Channel and one grievance reported directly to Nokia. RMI grievances are reviewed in line with the RMI Grievance handling process and the directly reported grievance was addressed directly with the smelters who were requested to conduct additional due diligence activities. Corrective actions requested from the smelter were followed up and for two of the cases will be continued in 2024.

STEP 2. Identify and assess risk in the supply chain
Identify and assess risks in their supply chain as recommended in the Supplements.
As a downstream company Nokia is many supply chain tiers away from mining activities and has no direct business relationship with mining activities or metal processing facilities and therefore, in order to conduct its reasonable country of origin inquiry, Nokia uses a combination of actions both individually with direct suppliers, as well as multilaterally with industry peers and other stakeholders.

With direct suppliers, the primary means for conducting the reasonable country of origin inquiry survey through a supply chain using the standard industry conflict minerals reporting template (provided by RMI), with the aim of assessing the direct suppliers’ due diligence activities and identifying processing facilities and countries of mineral origin. Nokia assesses risks by reviewing supplier templates to understand their due diligence activities and identified processing facilities and countries of origin, and whether the minerals originated from recycled or scrap sources. In order to

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improve data quality and completeness Nokia conducts several rounds of surveys with suppliers and asks for product level declarations. Nokia provides feedback on supplier templates and agrees on corrective actions if necessary. Reminders are sent to non-responsive suppliers and an escalation process is enacted when there is slow progress on supplier side on improvements and meeting Nokia targets. Responsible minerals conformance status is also integrated into Supplier Performance Evaluation.

Nokia continues the risk assessment by comparing smelter data provided by suppliers to information provided by the RMAP and online research in order to verify whether the smelters and refiners have been validated as conflict-free or not and to identify the countries of origin of the minerals. In addition, broader social, environmental and human rights risks related to upstream sourcing are addressed via RMI’s Risk Readiness Assessment.

STEP 3. Design and implement a strategy to respond to identified risks
Report findings of the supply chain risk assessment to the designated senior management of the company.
In accordance with the Policy, the results of the annual supply chain inquiry and risks identified are reported to Sourcing and Supply Chain Leadership, Sustainability Council and Global Leadership Team.

Devise and adopt a risk management plan
To minimize the risk of tin, tantalum, tungsten or gold present in our products contributing to conflict in the Covered Countries and other Conflict-Affected and High-Risk Areas, we seek to conduct a reasonable country of origin inquiry on a regular basis, check and increase the number of validated smelters and refiners in our supply chain, approach smelters directly and consider other publicly available information about smelting operation and country of origin.

As part of risk management with our direct suppliers, we provide them feedback on the quality of their conflict minerals due diligence information and ask clarifying questions and demand corrective actions where necessary. We have set up informational calls with selected suppliers to help build their capacity, and we encourage our suppliers to participate in industry activities in order to learn and contribute.

We also conduct an audit program for the suppliers in higher risk countries. For instance, we conduct an audit program for the due diligence processes of Chinese suppliers.

When suppliers have identified in their conflict minerals survey that some of the minerals originate from the Covered Countries and other Conflict-Affected and High-Risk Areas, we perform additional due diligence to find out as much as reasonably possible about the origins of the metals. This involves asking suppliers to identify the smelter or refiner that processed the material and checking whether it has been validated as conflict-free. We also liaise directly with smelters that have not yet been validated as conflict-free in order to request mineral origin information.

As part of our risk management we aim to source only from validated conflict-free smelters and refiners and are phasing out non-conformant smelters from our supply chain.

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Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management. This may be done in cooperation and/or consultation with local and central government authorities, upstream companies, international or civil society organizations and affected third-parties where the risk management plan is implemented and monitored in conflict-affected and high-risk areas.

Risk management plans, monitoring and performance tracking is done in close collaboration with Business Groups Sourcing organizations and followed up by the cross-functional responsible minerals working group that oversees the implementation of the Policy. The results are reported to Sourcing category leaders and also back to Sustainability Council.

Where risk incidents involve direct suppliers, we carry out risk management planning, monitoring and performance tracking through the sourcing managers’ network. In cases where risk incidents do not result in corrective actions taken to our satisfaction, it can ultimately result in termination of the business relationship. In 2023, we asked suppliers to remove 71 smelters that were not conformant to RMAP and LBMA programmes unless we had evidence that they can be reasonably considered as recyclers or sourcing from outside of Covered Countries.

In cases where our regular supply chain inquiry indicates that a reported smelter is sourcing materials from the Covered Countries or other Conflict-Affected and High-Risk Areas, we undertake additional risk management activities, such as checking the reported mine of origin against industry data and public sources of information, and follow-up of the status periodically.

For smelter level and upstream related grievances, we use RMI Grievance process and Nokia channels. In 2023, there were 4 grievances reported via RMI Grievance Channel and 1 grievance directly to Nokia. RMI grievances were reviewed and addressed in line with RMI Grievance handling process and direct grievance was addressed directly with the smelters who were requested to conduct additional due diligence activities. Corrective actions requested from the smelters were followed up and for two of the cases continued in 2024.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.
In 2023, Nokia extended its MoU with Public Private Alliance for Responsible Minerals Trade (PPA) continuing to promote ethically and economically sound minerals supply chains, due diligence systems, and governance that uphold human rights and labor rights, support environmental responsibility, eliminate links to armed conflict and corruption, and maximize benefits to the communities where minerals are produced. Further information regarding the PPA’s intended outcomes can be found on the Results Framework: ppa-results-framework-phase-3.pdf (resolve.ngo).

STEP 4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
Companies at identified points (as indicated in the Supplements) in the supply chain should have their due diligence practices audited by independent third parties. Such audits may be verified by an independent institutionalized mechanism.

As the origin of Conflict Minerals cannot be determined after the ores have been smelted or refined, smelters and refiners are in the best position to determine the country of origin. Thus, the most important point in the supply chain for a downstream company to have third-party conflict-free validation is the smelter or refiner level. For that purpose, we make use of the cross-industry conflict-free smelter listing of the RMAP. The RMAP has agreed on mutual cross-recognition of gold refiner audits with London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”), and therefore refineries validated by those organizations are also considered to be conflict-free. Refineries validated by LBMA and
RJC are reflected in the RMI list of validated smelters and refiners. http://www.responsiblemineralsinitiative.org/smelters-refiners-lists/

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We compare the aggregated smelter and refiner list of our supply chain against the validated smelter and refiner lists provided by the RMAP and LBMA. We encourage the non-validated smelters to enter into the program and start the process of validation through our direct outreach to smelters as well as through the respective working group at RMI). Smelters that refuse to participate in the industry programme are asked to be phased out by our suppliers.

We also audit our suppliers on their conflict minerals related management system and due diligence process.

STEP 5. Report on supply chain due diligence
Companies should publicly report on their supply chain due diligence policies and practices and may do so by expanding the scope of their sustainability, corporate social responsibility or annual reports to cover additional information on mineral supply chain due diligence.

Nokia reports publicly on its due diligence policies and practices in its Form SD and Conflict Minerals Report filed with the US Securities and Exchange Commission, its annual sustainability report (Nokia People and Planet report), Modern Slavery Report and on its company website.

As a downstream company, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct suppliers and the direct suppliers seeking data within their supply chain to identify the original sources of the Conflict Minerals. We also rely to a large extent on information provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information.

RESULTS OF THE NOKIA SUPPLY CHAIN INQUIRY FOR 2023
In order to conduct the reasonable country of origin inquiry, Nokia started by determining the suppliers to be in scope for the supply chain inquiry. The analysis of the material content information gathered for all products led us to conclude that small quantities of the four metals in question are present in practically all parts and components used to manufacture products in our business (such as integrated circuits, connectors, resistors, hardware assembly components, inductive components, RF MW circuits, discrete semiconductors, and capacitors).

The product data management system was used to determine which of Nokia’s suppliers are relevant for the conflict minerals supply chain inquiry. Suppliers being phased out and products sourced from third parties and subsequently resold by Nokia without influence over the manufacturing or design of such products were not in scope. Further, Nokia applied a spend threshold to exclude from the scope the suppliers accounting for relatively insignificant procurement spend.
The number of suppliers in the original scope for Nokia was 786. Of these, 299 suppliers were above the supplier spend threshold applied by Nokia, in the aggregate representing 99% of supplier spend in original scope. Nokia approached these suppliers with the conflict minerals inquiry. The remaining suppliers were under threshold level or were in the phase-out process. The response rate for the suppliers surveyed was 98%. 36 of the suppliers surveyed did not supply materials containing Conflict Minerals.
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Total amount of suppliers possibly providing products with 3TG
(786 suppliers)
Targeted: 99 % of spend (299 suppliers)
Not targeted: 1 % of spend
(487 suppliers)
Not responding to the request: 2%
Responding to the request: 98% (294 suppliers)
Not providing products with 3TG: 12% (36 suppliers)
Providing products with 3TGs: 88% (258 suppliers)
Conflict-free for all minerals: 83% (214 out of 258 suppliers)
Not Conflict-free for all minerals: 17% (44 out of 258)

Based on our due diligence efforts we found on a supplier level that, of the suppliers in scope:
•	98% of suppliers have adopted a Responsible/Conflict Minerals Policy (98% in 2022), 85% public and 15% not public.
•	Suppliers tracing all smelters (per mineral): tantalum 93%, tin 97%, tungsten 92%, gold 94%.
•	Suppliers with conflict-free status (per mineral, including conflict-free status of respective reported smelters): tantalum 89%, tin 85%, tungsten 87%, gold 81%.

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100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
93%
89%
97%
85%
92%
87%
94%
81%
Tantalum
Tin
Tungsten
Gold
Suppliers tracing all smelters (per mineral):
Suppliers who have achieved conflict-free status (per mineral):

Figure 1: Supplier smelter identification completion and Conflict-Free Status

Suppliers sourcing from the Covered Countries: 93% (2022: 88%)

In total, we have identified 344 smelters (337 in 2022):
•	66% of smelters have been validated by RMAP or mutually recognized programs (out of identified smelters) (69% in 2022): gold 55%, tantalum 91%, tin 77%, tungsten 64%.
•
68% of smelters have been validated by RMAP or mutually recognized programs or are active in the validation process (out of identified smelters) (73% in 2022): gold 58%, tantalum 94%, tin 79%, tungsten 64%. Several smelters that were validated as conformant previous year, have lost their conformance status due to updated compliance protocols and due to suspension of RMAP assessments in Russia.

•
12% of the smelters who are currently not validated by RMAP or Active towards validation are either recyclers, or where our due diligence has shown there is no reason to believe they are sourcing from the Covered Countries and can be reasonably considered as conflict-free.

	Conformant	Active	No participation	Total
Tantalum	32	1	2	35
	91%	3%	6%
Tin	66	2	18	86
	77%	2%	21%
Gold	96	4	73	173
	55%	2%	42%
Tungsten	32	0	18	50
	64%	0%	36%
Total	226	7	111	344
	66%	2%	32%	100%

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Figure 2. Conflict-Free validation status of the 344 identified smelters

In support of supply chain transparency, we disclose in the tables below: the processing facilities we have identified through our due diligence process as having processed conflict minerals contained in the products manufactured by Nokia and in products for which Nokia has contracted with third parties to manufacture. The processing facilities (including smelters and refiners) are listed on an aggregated basis per metal and classified within three categories – “validated”, “active”, and “no public participation in validation program”. Smelter validation status is based on Responsible Minerals Initiative data as of January 22, 2024.
Responsible Minerals Assurance Process (RMAP) or LBMA Conformant
Processing Facilities
The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as conformant according to RMAP protocol:
Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden Ronnskar	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY

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Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
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Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA

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Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA

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Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID003831	DS Myanmar	MYANMAR
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

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Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM

The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as conformant according to LBMA Good Delivery List.
Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	CID003663	Dongwu Gold Group	CHINA

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RMAP Participating Processing Facilities

Smelters and refiners identified as part of our reasonable country of origin inquiry and that have agreed to participate in the RMAP audit:
Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA

Processing facilities with no public participation in validation program whom we have requested to be removed from Nokia supply chain

Together with our suppliers and industry cooperation, we will continue requesting participation in RMAP or an equivalent program or remove from the supply chain:
Metal	Smelter ID	Smelter Name	Country Location
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000180	Caridad	MEXICO
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF

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Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	CID002587	Industrial Refining Company	BELGIUM
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL
Gold	CID002761	SAAMP	FRANCE
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID002893	JALAN & Company	INDIA
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID003186	Gold Coast Refinery	GHANA
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID003383	Sovereign Metals	INDIA
Gold	CID003463	Kundan Care Products Ltd.	INDIA
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA

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Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID003497	K.A. Rasmussen	NORWAY
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID003548	MD Overseas	INDIA
Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	CID003666	Sam Precious Metals	UNITED ARAB EMIRATES
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID003926	5D Production OU	ESTONIA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION
Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION
Tungsten	CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

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Tungsten	CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID004034	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF

Reasonable Country of Origin Inquiry
In order to identify countries of origin, Nokia made use of Conflict Minerals templates provided by suppliers and aggregated country of origin information of smelters provided by RMI to its members. Based on these, the countries of origin of the Conflict Minerals in the Nokia supply chain may include:
The countries of origin for Gold may include: Angola, Argentina, Australia, Azerbaijan, Benin, Bolivia, Bolivia (Plurinational State of), Botswana, Brazil, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Democratic Republic of the Congo, Côte d'Ivoire, Djibouti, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Fiji, Finland, France, French Guiana, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Lao People's Democratic Republic, Liberia, Liechtenstein, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Morrocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Oman, Panama, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, Saudi Arabia, Senegal, Serbia, Sierra Leone, Slovakia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States of America, Uzbekistan, Zambia, Zimbabwe.

The countries of origin for Tantalum may include: Australia, Brazil, Burundi, China, Democratic Republic of the Congo, Ethiopia, France, Madagascar, Mozambique, Nigeria, Rwanda, Sierra Leone, Spain.

The countries of origin for Tin may include: Argentina, Australia, Bolivia, Brazil, Burundi, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Czech Republic, Egypt, Germany, Guyana, India, Indonesia, Kazakhstan, Lao People's Democratic Republic, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Slovakia, South Africa, Spain, Suriname, Tanzania, Thailand, United Kingdom, Vietnam.

The countries of origin for Tungsten may include: Argentina, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Egypt, Ethiopia, France, India, Indonesia, Kazakhstan, Republic of Korea, Lao People's Democratic Republic, Malaysia, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nigeria, Peru, Portugal, Russia, Rwanda, Slovakia, Spain, Tanzania, Thailand, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Vietnam, Zimbabwe.
Nokia supports seeking a sustainable solution to the issue of conflict minerals and aims to ensure responsible and conflict-free sourcing, thus supporting legitimate trade and positive development in the DRC and adjoining countries. Of Nokia’s suppliers, 239 (242 in 2022) had reported smelters that process conflict minerals originating in one or more of the Covered Countries and 227 (243 in 2022) from other Conflict-Affected Countries and High-Risk Areas. Altogether 72 smelters (82 in 2022) in the consolidated smelter list (21% of identified smelters) were confirmed to process Conflict Minerals sourcing from the Covered Countries. As part of our due diligence, we have followed up with all such suppliers to verify whether the smelters that sourced Conflict Minerals from Covered Countries are compliant smelters under the RMAP. 60 smelters were found to be conformant. 31 of these (9% of all identified smelters) were sourcing from the DRC. We believe
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this is a positive development for the countries whose livelihood depends on these efforts continuing. For five of the smelters (reported in the smelter lists of three suppliers) we cannot rule out that they source from the Covered Countries due to their geographic proximity, and we will continue to take further due diligence efforts in 2024 with regard to those smelters.
Extending Due Diligence to Cobalt and Mica
In 2023, we also undertook due-diligence related to cobalt and mica in our components based on extended minerals material declarations for product parts. We addressed 65 relevant suppliers about our requirements regarding cobalt and requested them to exercise due diligence over the cobalt supply chain and 17 suppliers with mica. 81% of suppliers for cobalt and 75% for mica have completed mapping their cobalt and mica supply chains and as a result, we have been able to identify 78 cobalt and 11 mica smelters in our supply chain, out of which 59% (cobalt) and 27% (mica) have gone through the Responsible Minerals Assurance Program and have either Conformant or Active status.
For upstream engagement we have continued our work with the Public-Private Alliance, contributing to the development of in-region programs.
Progress on Commitments made in 2023 Conflict Minerals Report

Target for 2023	Progress in 2023
Engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;
All suppliers that are not yet fully compliant with Nokia expectations were followed up with one to one feedback. In addition, live webinars were conducted to suppliers with high or medium risk. Significant effort was also spent on improving the quality and completeness of supplier reporting, turning supplier declarations from company to Nokia relevant product scope. This has helped to eliminate erroneous smelter data from our reports. Suppliers were also encouraged to participate in industry forums and collaboration.

Requesting non-conformant suppliers to improve quality of the reporting and to finalize the phase out of the non-conformant smelters;
In 2023, Smelter mapping by our suppliers was completed at 94% on average (Tantalum 93%, Tin 97%, Tungsten 92%, Gold 94%). 91% of the smelters from which our suppliers sourced tantalum were conflict-free, for tungsten 64% of smelters were conflict-free and for tin 77% and for gold 55%. The phase-out of problematic smelters continued with 24 suppliers still reporting such entities.

Actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms available, with the aim of increasing the number of smelters on the list of RMAP compliant smelters;

Engagement was two-fold: on the supplier level directly with smelters and through the respective working group of Responsible Minerals Initiative. As a result, 68% of smelters were validated as conflict-free or currently engaged in industry third party validation process and 12% were identified as low risk of sourcing from the Covered Countries. Although several of the non-conformant smelters were phased out, many of our smelters could also not meet updated audit protocol requirements or suspended from the audit program (Russian smelters) and dropped on their conformant status.

Validating the due diligence efforts of our suppliers as part of overall supplier assessments.
In 2023, we conducted eight independent third party onsite audits to our suppliers focused on conflict-free sourcing.  Most of our 141 Corporate Responsibility audits included conflict minerals sourcing as part of assessment checklist.

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NOKIA COMMITMENTS FOR 2024:
In order to mitigate the risk that the conflict minerals contained in, and necessary to the functionality or production of, Nokia’s products benefit armed groups, and to improve our conflict minerals due diligence efforts further in the coming year, we plan to concentrate on the following activities in 2024:
engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;
requesting non-conformant suppliers to improve quality of the reporting and to finalize the phase out of the non-conformant smelters;
actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms, with the aim of sourcing only from the list of RMAP compliant smelters;

validating the due diligence efforts of our suppliers as part of overall supplier assessment;

Statements relating to due diligence process improvement, as well as similar strategy and compliance process statements made in this conflict minerals report are forward-looking in nature and are based on Nokia’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as RMI remain effective as a source of external support to us in the conflict minerals compliance process), which may be outside of Nokia’s control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

Unless otherwise expressly stated herein, any documents, third party materials or references to websites are not incorporated by reference in, or considered to be a part of, this conflict minerals report.

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